Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-70870, No. 333-84295, No. 333-101755, and No. 333-122507) of SonomaWest Holdings, Inc. of our report dated September 28, 2009, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ Macias Gini & O’Connell

Sacramento, California

September 28, 2009